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                                                                    EXHIBIT 99.7

                                LOCK-UP AGREEMENT

         THIS LOCK-UP AGREEMENT (the "AGREEMENT") is made and entered into on September 21, 2004, between Kenneth Ducey Jr., Robert Tarini (each, a "HOLDER" and collectively, the "HOLDERS") and Markland Technologies, Inc., a Florida corporation (the "COMPANY").

                                    RECITALS

         A. The Company proposes to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with the Investors named therein (the "INVESTORS"), pursuant to which, among other things, the Company will borrow certain sums in consideration for, among other things, the issuance of secured convertible notes in the aggregate initial principal amount of $3,250,000 ("NOTES") and warrants ("WARRANTS").

         B. Each Holder party to this Agreement holds or controls the number of shares of the Company's Common Stock (the "SHARES") set forth on such Holder's signature page to this Agreement.

         C. It is a condition to the Investors' obligations to consummate the Purchase Agreement that the Holders execute and deliver this Agreement to the Company.

         D. Capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders and the Company, intending to be legally bound, agree as follows:

1. From and after the date of this Agreement until the 60th day after the Effective Date of the Registration Statement, each Holder hereby irrevocably agrees that neither it nor any of its affiliates will offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly (including by way of swap, pledge or other derivative transactions), or announce the offering of, any Shares (including any that it may gain rights or ownership to after the date of this Agreement), or any securities issuable upon any conversion, exchange, reset or otherwise with respect to, such Shares.

2. Each Holder hereby represents and warrants that other than what is disclosed in the Purchase Agreement, the accompanying schedules and exhibits, and the Company's SEC filings, neither they nor any other affiliates beneficially own or otherwise have the right to receive any Shares, or any economic interest therein or derivative therefrom, other than those Shares specified on its signature page to this Agreement.

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3.       The Holders and the Company each acknowledge and agree that this
         Agreement is entered into for the benefit of and is enforceable by the Investors and their successors and assigns. Accordingly, the parties understand and agree that any Investor shall have the right to seek any one or more remedies for any act in contravention of this Agreement, including obtaining injunctive relief and monetary damages against any one or more of the parties hereto.

4. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has or will be paid to any Holder in connection with, or as an inducement to enter into, this Agreement.

5. This Agreement will terminate as of the first to occur of (i) notice from the Company and the Investors that the transactions contemplated by the Purchase Agreement shall have been terminated in accordance with their terms, or (ii) 60 days after the Effective Date of the Registration Statement.

6. This Agreement may not be amended, waived, restated, modified or assigned in any manner except by a written agreement executed by each of the parties hereto and then if and only if consented to in writing by the Investors.

7. Each party hereto shall notify the other and the Investors of any breach or purported breach of this Agreement in writing.

8. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without regards to principles of conflicts of law, and the federal laws of the United States of America applicable therein.


                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement as of the day and year first above written.


                                         /s/ Kenneth Ducey Jr.
                                         ---------------------------------------
                                         Kenneth Ducey Jr.

                                         Number of Shares beneficially owned:

                                         --------------------------------------

                                         Number of Shares owned by
                                         affiliates as to which such
                                         Holder has an economic
                                         interest:

                                         --------------------------------------

                                         /s/ Robert Tarini
                                         --------------------------------------
                                         Robert Tarini

                                         Number of Shares beneficially owned:

                                         --------------------------------------

                                         Number of Shares owned by
                                         affiliates as to which such
                                         Holder has an economic
                                         interest:

                                         --------------------------------------

                                         MARKLAND TECHNOLOGIES, INC.

                                         By: /s/ Kenneth P. Ducey, Jr.
                                            -----------------------------------
                                              Name:
                                              Title:




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